                                                                    EXHIBIT 10.2
                                                                    ------------


--------------------------------------------------------------------------------




                             INTER-GROUP AGREEMENT

                               between and among

                                  AT&T CORP.,

                               on the one hand,

                                      and

                          LIBERTY MEDIA CORPORATION,

                            LIBERTY MEDIA GROUP LLC

                     and each Covered Entity listed on the

                            signature pages hereof,

                              on the other hand,

                           dated as of March 9, 1999



--------------------------------------------------------------------------------

                             INTER-GROUP AGREEMENT


          Agreement dated as of March 9, 1999 between AT&T Corp., a New York corporation ("AT&T"), for itself and on behalf of the members of the Common Stock Group, on the one hand, and Liberty Media Corporation, a Delaware corporation, Liberty Media Group LLC, a Delaware limited liability company, and, for so long as such Covered Entity remains a Covered Entity under the applicable provisions of the AT&T Charter Amendment, each Covered Entity listed on the signature pages hereof (collectively, the "Liberty Media Parties"), for
                                           ---------------------
themselves and on behalf of the other members of the Liberty Media Group, on the other hand. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

          WHEREAS, AT&T, Italy Merger Corp. ("Merger Sub") and TCI are parties
                                              ----------
to an Agreement and Plan of Restructuring and Merger originally dated as of June 23, 1998 (the "Merger Agreement") pursuant to which, among other things, subject
               ----------------
to the terms and conditions contained in the Merger Agreement, and concurrent with the execution hereof, Merger Sub shall be merged with and into TCI with TCI surviving as a wholly owned subsidiary of AT&T (the "Merger");
                                                     ------

          WHEREAS, AT&T and the Liberty Media Parties desire to establish in this Agreement certain terms and conditions concerning the responsibilities and obligations of each Group to the other as well as certain additional provisions concerning the Group's relationship with each other.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, AT&T and the Liberty Media Parties hereby agree as follows:

                                   ARTICLE I

        RELATIONSHIP BETWEEN COMMON STOCK GROUP AND LIBERTY MEDIA GROUP

          SECTION 1.1. Reciprocal Obligations; Corporate Opportunities.  Neither
                       -----------------------------------------------
the Common Stock Group, on the one hand, nor the Liberty Media Group, on the other hand, shall have any duty, responsibility or obligation (legal or otherwise) (and none of the directors or officers of AT&T or the Common Stock Group, on the one hand, or of LMC or the Liberty Media Group, on the other hand, shall have any duty, responsibility or obligation) (legal or otherwise) (i) to communicate, present, make available or offer any business or other corporate opportunity to the other Group (including, without limitation, any business or other corporate opportunity which (x) such other Group may be financially able to undertake, (y) is in such other Group's line of business, or (z) is of practical advantage to more than one Group), and the Group which receives any such business or corporate opportunity may pursue such opportunity for its sole benefit, (ii) to provide financial support to the other Group (or any member thereof), or (iii) otherwise to assist the other Group, except in each case as may be expressly set forth in this Agreement or any other agreement between one or more members of the Common Stock Group, on the one hand, and one or more members of the Liberty Media Group, on the other hand (this Agreement and such other agreements being referred to individually as an Intercompany Agreement
                                                      ----------------------
and collectively as the Intercompany Agreements).  Without limiting the
                        -----------------------
generality of the foregoing, (x) any person who is serving on the Board of Directors of LMC or on the Board of Directors of any Covered Entity at the request of AT&T shall have no duty to communicate, present, make available or offer to LMC or the Liberty Media Group any business or other corporate opportunities obtained or presented to such person in such person's capacity as an officer, director or employee of AT&T or a member of the Common Stock Group and (y) any officer, director or employee of LMC or any member of the Liberty Media Group serving on the AT&T Board of Directors (or the Board of Directors of any other member of the Common Stock Group) shall have no duty to communicate, present, make available or offer to AT&T or the Common Stock Group any business or other corporate opportunities obtained or presented to such person in such persons capacity as an officer, director or employee of LMC or a member of the Liberty Media Group.

          SECTION 1.2. Rights to Intellectual Property and Other Rights. Without
                       ------------------------------------------------
limiting the generality of Section 1.1, neither the Common Stock Group nor the Liberty Media Group shall have any rights to any Intellectual Property of the other Group, except as expressly set forth in the Intercompany Agreements or as set forth in the following sentence. For purposes of clarification, to the extent a member of one Group is a party to any Intellectual Property agreement or arrangement that, as of immediately prior to the Merger, also confers rights to Intellectual Property on one or more members of the other Group, such members of the other Group shall continue to have such rights to Intellectual Property after the Merger (on the same terms and conditions, including any related obligations), in accordance with the provisions of such agreement or arrangement.

          SECTION 1.3. Indebtedness.  (a)  Neither the Common Stock Group nor
                       ------------
the Liberty Media Group shall incur any indebtedness for borrowed money or guarantee any indebtedness of any other Person or incur any other Liability (including any preferred equity obligation) that has or purports to have recourse to any member, or to the assets of any member, of the other Group. Except for the Intercompany Agreements, no member of the Common Stock Group or the Liberty Media Group shall enter into any agreement, or incur any other Liability, that binds or purports to bind or impose any Liabilities on any member of the other Group. For purposes of this Agreement, the attribution to the Liberty Media Group of any indebtedness, guarantee, obligation or other Liability incurred, created or permitted to exist by AT&T or a member of the Common Stock Group shall, absent a Liberty Approval (as defined below), constitute the incurrence of an obligation imposing a Liability on the Liberty Media Group in violation of the covenant of the Common Stock Group contained in the first sentence of this Section 1.3(a).

          (b) Neither LMC nor any member of the Liberty Media Group will incur any debt (other than in connection with the refinancing of existing debt without any increase in the then accrued principal amount thereof) (a "Liberty Debt
                                                               ------------
Incurrence") that would cause the total debt of the Liberty Media Group at any
----------
time to be in excess of 25% of the total market capitalization of the AT&T Liberty Tracking Shares (the "Liberty Media Group Debt Limit"), if such excess
                              ------------------------------
debt would adversely affect the credit rating of AT&T (after giving effect to the Merger). Prior to any Liberty Debt Incurrence which would cause the total debt of the Liberty Media Group to exceed the Liberty Media Group Debt Limit, LMC shall notify AT&T in writing of the proposed Liberty Debt Incurrence (the "Liberty Debt Notice"), which Liberty Debt Notice shall include a summary of the
 -------------------
principal terms of such proposed Liberty Debt Incurrence. LMC shall thereafter consult with AT&T regarding the proposed Liberty Debt Incurrence and any expected adverse effect thereof on AT&T's credit rating. At the written request of AT&T, which request shall be made no later than 5 business days after receipt by AT&T of the applicable Liberty Debt Notice, LMC and AT&T shall consult with two nationally recognized credit rating agencies (each, a "Credit Rating
                                                           -------------
Agency"), with one of such Credit Rating Agencies to be selected by each of LMC
------
and AT&T, to determine whether such incremental Liberty Debt Incurrence in excess of the Liberty Debt Limit would adversely affect the credit rating of AT&T. If both such Credit Rating Agencies determine that the incremental Liberty Debt Incurrence in excess of the Liberty Debt Limit would not adversely affect AT&T's credit rating, then notwithstanding the first sentence of this paragraph (b), the Liberty Media Group shall be permitted to effect such Liberty Debt Incurrence. If one or more of the Credit Rating Agencies determines that the incremental Liberty Debt Incurrence in excess of the Liberty Debt Limit would adversely affect AT&T's credit rating, then the Liberty Media Group shall not effect such Liberty Debt Incurrence. In the event that a Liberty Debt Notice describes a maximum amount of indebtedness that may be incurred under any revolving credit, multiple drawdown or similar facility and the Credit Rating Agencies (at the request of LMC), in making their determination as to whether the Liberty Debt Incurrence in excess of the Liberty Debt Notice would adversely affect AT&T's credit rating, assume that the maximum amount of indebtedness will be incurred thereunder, then any subsequent incurrence of indebtedness under such facility up to such limit shall be deemed not to constitute a Liberty Debt Incurrence for purposes of this Agreement.

          SECTION 1.4.  Liabilities; Allocation of Certain Expenses;
                        --------------------------------------------
Indemnification.
---------------

          (a) (i) The Liberty Media Group, on the one hand, and the Common Stock Group, on the other hand, shall be responsible for all Liabilities arising from such Groups operations and businesses, including, without limitation, (A) all Liabilities to such Groups officers and employees (including all Liabilities relating to deferred compensation obligations and, subject to clause
(ii) below, Stock Incentives (as defined below) held by such officers and employees), (B) all Liabilities relating to or arising from actions taken by such Groups officers and employees (provided, that with respect to any officer or employee who prior to the Effective Date (1) was an officer or employee of both the Liberty Media Group and the TCI Group, (2) was an officer or employee of one Group, but following the Effective Time is an officer or employee of the other Group, or (3) was an officer or employee of TCI but exercised authority over both the Liberty Media Group and the TCI Group, the liability of a Group for such persons actions shall be determined based upon the capacity in which such person was acting at the time of such action), and (C) all Liabilities relating to information publicly disclosed by such Group or information provided by such Group for inclusion in any such public disclosure, in each case, whether arising before, on or after the Closing Date. Without limiting the generality of this Section 1.4, the Liberty Media Group shall be responsible for any Liabilities relating to (A) any and all transfers of assets between the Liberty Media Group and the TCI Ventures Group, (B) the exchange of TCI Ventures Tracking Shares for Liberty Media Tracking Shares (or, if applicable, the relative Liberty Media Exchange Ratios and TCI Ventures Exchange Ratios), as contemplated by the Merger Agreement and (C) the amended and restated Certificate of Incorporation and By-Laws of LMC and any Covered Entity, the terms of the operating agreement of Liberty Media Group LLC and any agreements between Liberty Media Group LLC and any member of the Liberty Media Group.

          (ii) Each Group shall be responsible for all payments required to be made, or consideration required to be delivered, in connection with the exercise or settlement of any stock options or other equity-linked incentives, including stock appreciation rights, phantom stock rights and similar equity-linked instruments (collectively, "Stock Incentives"), (i) by any person who is an
                            ----------------
officer, employee or consultant of such Group at the time of such exercise or settlement, and (ii) by any person who is no longer an officer, employee or consultant of either Group at the time of such exercise or settlement but who was an officer, employee or consultant of such Group on the date of such person's last employment by either Group. Notwithstanding the foregoing, AT&T shall be responsible for the issuance and delivery to the transfer agent of any Parent Common Shares or AT&T Liberty Tracking Shares that become deliverable in connection with the exercise or settlement of any such Stock Incentive. In connection with the exercise or settlement of any Stock Incentive by any person who is (or last was) an officer, employee or consultant of the Common Stock Group or the Liberty Media Group that results in the delivery of Other Group Shares in accordance with the terms of the applicable Stock Incentive (and any elections made by the applicable officer, employee or consultant in connection with such exercise or settlement), the Group of which such person is (or last was) an officer, employee or consultant shall pay in cash to the other Group promptly following any such exercise or settlement (and the issuance and delivery of the applicable Other Group Shares) an amount in cash equal to the difference between (i) the value of the Other Group Shares delivered to such person in connection with such exercise or settlement, with the value of any such shares determined in accordance with the terms of such Stock Incentive (or if the procedure for such determination is not specified in such instrument or is otherwise not determinable in accordance therewith, by reference to the last reported trade for such shares on the principal exchange on which such shares are listed for trading on the date of such exercise or settlement (or if such date is not a trading day, the next trading day thereafter)) and (ii) the exercise price paid, or other consideration delivered (including shares theretofore held by such person), by such person upon such exercise or settlement (other than the deemed proceeds retained by the Common Stock Group or the Liberty Media Group as the case may be, in connection with a cashless exercise or the like effected without the delivery of shares theretofore held by such person).

          (b) Notwithstanding anything to the contrary in this Section 1.4, the Common Stock Group shall be responsible for TCI's legal, financial advisory and accounting fees and printing expenses, in each case, incurred in connection with the Merger Agreement and the Merger and the transactions contemplated thereby. For purposes of clarification, such fees and expenses will be paid by TCI or one or more of its subsidiaries that are members of the Common Stock Group (and will be attributed to the Common Stock Group).

          (c)  (i)    AT&T and each member of the Common Stock Group shall
jointly and severally indemnify and hold harmless LMC and each member of the Liberty Media Group from and against, and pay and reimburse the Liberty Media Group for, any and all Liabilities (including liabilities for reasonable attorneys fees and expenses) for which the Common Stock Group is responsible pursuant to this Section 1.4.

               (ii) LMC and each member of the Liberty Media Group shall jointly and severally indemnify and hold harmless AT&T and each member of the Common Stock Group from and against, and pay and reimburse the Common Stock Group for, any and all Liabilities (including liabilities for reasonable attorneys fees and expenses) for which the Liberty Media Group is responsible pursuant to this Section 1.4.

               (iii) Except with respect to claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of the indemnified party's notice of a claim under this Section 1.4 setting forth in reasonable detail the indemnified party's basis for making such claim and for calculating the amount to which it claims to be entitled under this Section 1.4.

          (d) The Liberty Media Group shall be entitled to elect to use a different independent accounting firm in connection with the annual audits of the Liberty Media Group than the firm used by the Common Stock Group; provided, that such independent accounting firm shall be reasonably satisfactory to AT&T. The Common Stock Group acknowledges that KPMG Peat Marwick is satisfactory to AT&T.

          SECTION 1.5.  Allocation of Overhead Expenses.  AT&T shall not, and
                        -------------------------------
shall not permit any member of the Common Stock Group to, allocate or charge any general corporate overhead expenses to the Liberty Media Group except (i) to the extent that the Liberty Media Group receives specific services pursuant to services agreements or similar arrangements between the Common Stock Group and the Liberty Media Group and (ii) that the Common Stock Group shall be entitled to charge the Liberty Media Group an allocable share of the fees and expenses of AT&T's independent accountants incurred in connection with AT&T's annual audits (unless the Liberty Media Group elects to use a different independent accounting firm in connection with the annual audits of the Liberty Media Group than the firm used by the Common Stock Group, in which case the Common Stock Group shall be responsible for all of the fees and expenses of AT&T's independent accountants and the Liberty Media Group shall be responsible for all of the fees and expenses of such different independent accounting firm used by the Liberty Media Group).

          SECTION 1.6.  LMC Stock and AT&T Liberty Tracking Stock Issuances and
                        -------------------------------------------------------
Repurchases.  (a)  LMC shall have the right to authorize, issue, offer and sell
-----------
additional shares of its common stock and shall have the right to authorize, issue and sell shares of one or more series of its preferred stock (including any securities which are convertible into or exercisable or exchangeable for, common stock or preferred stock) in any such case, only if, after giving effect to such issuance or sale (and any conversion, exercise or exchange thereof), Liberty Media Corporation would remain a Qualifying Subsidiary and a member of the affiliated group of which AT&T is the common parent as described in Section 1504(a)(2) of the Code (as amended from time to time). Subject to the foregoing, AT&T agrees to vote or cause to be voted all capital stock of LMC beneficially owned by it and its Subsidiaries in favor of any proposed amendment to LMC's restated certificate of incorporation approved by a majority of LMC's directors that increases the number of shares of capital stock of LMC and/or changes the par value thereof (or otherwise effects a recapitalization of LMC in connection with any proposed transaction including the authorization, issuance, offering and/or sale of additional shares of LMC capital stock pursuant to this subsection (a)).

          (b) Subject to Section 1.11(a), AT&T shall contribute to LMC the net proceeds of (i) any issuance of AT&T Liberty Tracking Shares or other securities of AT&T or any other Person either (A) controlled by

AT&T or (B) on behalf of AT&T which other securities, in either case, are convertible into, or exercisable or exchangeable for, shares of AT&T Liberty Tracking Shares (including upon the exercise or settlement of any Stock Incentive), including any amounts payable by the holder thereof upon the conversion, exercise or exchange of such securities (collectively, "Convertible
                                                                    -----------
Securities"), and (ii) any sale of AT&T Liberty Tracking Shares or Convertible
----------
Securities that were acquired by a member of the Common Stock Group or the Liberty Media Group using cash or assets attributed to the Liberty Media Group or in exchange for AT&T Liberty Tracking Shares or Convertible Securities that are attributable to the Liberty Media Group. Following the occurrence of a Triggering Event, such contribution shall be made through a contribution to LMC, which in turn shall contribute such net proceeds to Liberty Media Group LLC. In connection with any such transaction involving the issuance or sale of additional AT&T Liberty Tracking Shares or Convertible Securities, LMC shall be entitled to select counsel, investment bankers or other financial advisors and other professional service firms to represent the issuer in connection with any such issuance or sale, provided that such professional service firms shall be reasonably satisfactory to AT&T. AT&T acknowledges that for purposes of this paragraph Baker & Botts, L.L.P. is satisfactory to AT&T.

          (c) AT&T, for and on behalf of each member of the Common Stock Group (including TCI), agrees and acknowledges that (i) the rights and obligations of the Company under the Call Agreements and the Stockholders Agreement have been assigned to LMC and (ii) neither TCI nor any member of the Common Stock Group has any further rights or obligations under the Call Agreements or the Stockholders Agreement.

          (d) AT&T will contribute to capital of TCI from time to time such number of Class A AT&T Liberty Tracking Shares as may be necessary for TCI to contribute such shares to Tele-Communications International, Inc. ("TINTA"), for
                                                                    -----
delivery upon conversion of the currently outstanding 4 1/2% Convertible Subordinated Debentures due 2006 of TINTA, in accordance with the agreement dated as of November 19, 1998, between TINTA and TCI (as if references in such agreement to LMG Series A Stock were references to Class A AT&T Liberty Tracking Shares). In addition, AT&T shall use its reasonable efforts to list such Class A AT&T Liberty Tracking Shares on the NYSE.

          SECTION 1.7.  Asset Transfers.  (a) To the extent not already
                        ---------------
accomplished pursuant to Section 2.1(d) of the Merger Agreement, following the Effective Time the Liberty Media Group and the Common Stock

Group shall continue to make such transfers of assets and businesses, and assumptions of liabilities, if any, as may be necessary in order to cause the representations and warranties set forth in Section 5.17(c)(ii) of the Merger Agreement (as if the references therein to TCI Ventures LLC referred to LMC and the Covered Entities) to be true and correct in all material respects (including to complete the transactions described in Schedule 2.1(a) of the Merger Agreement and the letter agreement regarding TCI Wireless Holdings, Inc., dated as of February 11, 1999, among AT&T, TCI and LMC (the "Letter Agreement")). To
                                                       ----------------
the extent any matter specifically addressed in Schedule 2.1(a) of the Merger Agreement or the Letter Agreement is inconsistent with such Section 5.17(c)(ii) of the Merger Agreement, Schedule 2.1(a) of the Merger Agreement and/or the Letter Agreement shall control. In furtherance of the foregoing, any contract right or other similar right that is part of any asset that is attributed to a particular Group in accordance with this Section 1.7 and the representation and warranty in Section 5.17(c)(ii) of the Merger Agreement shall be the right of the Group to which such related asset is so attributed.

          (b) Each of the Liberty Media Parties represents and warrants to AT&T that, as of the Effective Time, none of the Covered Entities will own, directly or indirectly, any asset attributable to the Common Stock Group, and to the extent not true and correct at the Effective Time, LMC and the Liberty Media Group shall make such transfers of assets, and assumptions and liabilities, if any, or take any other actions as are necessary to cause the representations and warranties set forth in this paragraph (b) to be true and correct as promptly as practicable following the Effective Time. To the extent any matter specifically addressed in Schedule 2.1(a) of the Merger Agreement or the Letter Agreement is inconsistent with this Section 1.7(b), Schedule 2.1(a) of the Merger Agreement and/or the Letter Agreement shall control.

          SECTION 1.8.  Appraisal Rights.  In the event that the holders of any
                        ----------------
TCI Preferred Stock or TCIC Preferred Stock are entitled to and validly exercise appraisal rights under the DGCL, (a) the Liberty Media Group shall be entitled to control, and shall be responsible for, all matters relating to the exercise of appraisal rights with respect to shares of Series C Liberty Media Group Preferred Stock and Series H Preferred Stock, and (b) the Common Stock Group shall be entitled to control, and shall be responsible for, all matters relating to the exercise of appraisal rights with respect to shares of Series C-TCI Group Preferred Stock, Series G Preferred Stock and TCIC Preferred Stock.

          SECTION 1.9.  Certain Redemptions of AT&T Liberty Tracking Shares.
                        ---------------------------------------------------
(a) If AT&T redeems the outstanding AT&T Liberty Tracking Shares pursuant to paragraph 5(a) of Part B of Article Third of the AT&T Charter Amendment, then prior to such redemption (i) the certificate of incorporation and bylaws or other organizational or constituent instruments (collectively, the "LMC
                                                                    ---
Charters") of each applicable Liberty Media Group Subsidiary (as defined in the
--------
AT&T Charter Amendment) shall be amended and/or restated (A) so that the LMC Charters contain provisions relating to the election of directors (including without limitation provisions relating to the term and removal of directors) and each other matter which could reasonably be expected to impair the ability of a third party to seek control of such entity which are equivalent to, but no more restrictive than, those contained in the certificate of incorporation and by-laws of TCI in effect as of June 23, 1998, (B) to increase the authorized number of shares of common stock of such Liberty Media Group Subsidiary to at least a sufficient number to permit such redemption or dividend on a share-for-share basis (or a reasonable fraction thereof), and (C) if and to the extent practicable, to reclassify the existing common stock of such Liberty Media Group Subsidiary into shares of two separate classes or series with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions equivalent to but not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A AT&T Liberty Tracking Shares and the Class B AT&T Liberty Tracking Shares (with the holders of the Class B AT&T Liberty Tracking Shares receiving the class or series having the higher relative voting rights) (which reclassification in the case of LMC and any Covered Entity, would be of its Class A Common Stock into the series with the lower relative voting rights and unless otherwise approved and recommended by the board of directors of such entity, of the Class B and Class C Common Stock into the series with the higher relative voting rights), (ii) no Triggering Event shall thereafter occur, and (iii) in the event that a Triggering Event has occurred, Liberty Media Group LLC shall be automatically dissolved immediately prior to such redemption. Prior to such redemption, the applicable Liberty Media Group Subsidiary may propose the forms of such LMC Charters, which LMC Charters shall contain the provisions set forth in this Section 1.9(a), and may contain such additional provisions as may be proposed by the applicable Liberty Media Group Subsidiary (which shall be subject to AT&T's reasonable approval). AT&T will vote or cause to be voted its direct or indirect equity interest in each applicable Liberty

Media Group Subsidiary in favor of the LMC Charters described in the previous sentence. Neither the Liberty Media Group nor the Common Stock Group shall permit any of the LMC Charters to include any provision that would be inconsistent with this Section 1.9(a). The parties shall enter into such agreements and other arrangements (or add provisions to constituent instruments) as are necessary to give effect to this Section 1.9(a).

          (b) If AT&T pays a mandatory dividend on, or redeems all or a portion of, the AT&T Liberty Tracking Shares pursuant to paragraph 5(b) of Part B of Article Third of the AT&T Charter Amendment in shares of the outstanding capital stock of a Person that at the time of such dividend or other redemption was a direct or indirect Subsidiary of AT&T, then prior to such redemption or dividend the certificate of incorporation or other organizational instruments of each such Subsidiary of AT&T the ("Sub Charters") shall be amended and/or restated
                              ------------
(A) so that such instruments contain provisions relating to the election of directors (including without limitation provisions relating to the term and removal of directors) and each other matter which could reasonably be expected to impair the ability of a third party to seek control of such entity which are equivalent to, but no more restrictive than, those contained in the certificate of incorporation and by-laws of TCI in effect as of June 23, 1998, (B) to increase the authorized number of shares of common stock of such Subsidiary to at least a sufficient number to permit such redemption or dividend on a share-for-share basis (or a reasonable fraction thereof), and (C) if and to the extent practicable, to reclassify the existing common stock of such Subsidiary into shares of two separate classes or series with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions equivalent to but not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A AT&T Liberty Tracking Shares and the Class B AT&T Liberty Tracking Shares (with the holders of the Class B AT&T Liberty Tracking Shares receiving the class or series having the higher relative voting rights). Prior to such redemption, LMC may propose the forms of such Sub Charters, which Sub Charters shall contain the provisions set forth in this Section 1.9(b), and may contain such additional provisions as may be proposed by LMC (which shall be subject to AT&T's reasonable approval). AT&T will vote or cause to be voted its direct or indirect equity interest in each applicable Liberty Media Group Subsidiary in favor of the Sub Charters described in the previous sentence. Neither the Liberty Media Group nor the Common Stock Group shall permit any of the Sub Charters to include any provision that would be inconsistent with this Section 1.9(b). The parties shall enter into such agreements and other arrangements (or add provisions to constituent instruments) as are necessary to give effect to this Section 1.9(b).

          (c) In the event of any redemption of any AT&T Liberty Tracking Shares in exchange for any shares of any class of capital stock of any Subsidiary or Subsidiaries of AT&T that is or are members of the Liberty Media Group (each, a Liberty Co), including without limitation, any such redemption pursuant to
----------
paragraph 5(a) of Part B of Article Third of the AT&T Charter Amendment, then prior to any such redemption, the Liberty Media Group shall take such action as is necessary to cause each such Liberty Co to enter into an agreement providing that in the event that any holder of any of the convertible notes referred to in
Note 9(c) of TCI's consolidated audited financial statements for the year ended December 31, 1997 (the Convertible Notes), convert all or part of such
                       -----------------
Convertible Notes, each such Liberty Co shall deliver any consideration required to be paid in respect of its capital stock in accordance with the terms of the Convertible Notes to the holders of the Convertible Notes upon conversion thereof (or upon request of the applicable issuer of such Convertible Notes in connection with any such conversion, to deliver such consideration to the applicable issuer for delivery to such converting holder(s)). With reference to a redemption pursuant to paragraph 5(a) of Part B of Article Third of the AT&T Charter Amendment, if there is any direct or indirect tax liability to AT&T or any other obligor of the Convertible Notes arising from the performance by any such Liberty Co of its obligations in connection with the preceding sentence and this sentence, such tax liability shall be borne 40% by the Liberty Media Group and 60% by the Common Stock Group.

          SECTION 1.10.  AT&T SEC Filings; Financial Statements; Cooperation.
                         ---------------------------------------------------
(a) For so long as any AT&T Liberty Tracking Shares are outstanding, AT&T shall include in its filings with the SEC under the Exchange Act (or amendments thereto), combined financial statements of the Liberty Media Group provided by LMC. The combined financial statements of the Liberty Media Group shall reflect the combined financial position, results of operations and cash flows of the businesses attributed to the Liberty Media Group, and in the case of annual financial statements, shall be audited. If so requested by LMC, AT&T shall include, together with the copies of its annual report to stockholders that are mailed to holders of AT&T Liberty Tracking Shares, such separate materials containing the following information as LMC may timely provide to AT&T for inclusion therein: (i) the combined financial statements referred to in the preceding sentence and (ii) other narrative and statistical information relating to the Liberty Media Group. Alternatively, if so requested by LMC, AT&T will reasonably cooperate with LMC in forwarding such materials provided to AT&T by LMC to the holders of the AT&T Liberty Tracking Shares. In either case, all incremental expenses associated therewith shall be borne solely by the Liberty Media Group.

          (b) AT&T shall, and shall cause the members of the Common Stock Group to, cooperate with the Liberty Media Group, and LMC shall, and shall cause the members of the Liberty Media Group to, cooperate with the Common Stock Group, with respect to common functions such as financial reporting, tax reporting and governmental and regulatory filings.

          (c) Upon the request of LMC, AT&T shall cooperate with LMC in establishing and maintaining for the benefit of the officers and employees of the Liberty Media Group, at the Liberty Media Group's sole cost and expense, employee stock purchase, stock option and 401(k) plans, as well as such other customary employee benefit and incentive plans as LMC may reasonably request; provided, that the trustees, administrators or other managers of any such plan established solely for the benefit of all or a portion of the officers and employees of the Liberty Media Group shall be persons designated by LMC.

          SECTION 1.11.  Restricted Actions of the Common Stock Group.  (a)
                         --------------------------------------------
AT&T shall not, and shall not permit any member of the Common Stock Group to, directly or indirectly, (i) Transfer (other than Transfers pursuant to a redemption of the AT&T Liberty Tracking Shares in accordance with paragraph 5 of Part B of Article Third of the AT&T Charter Amendment), (ii) incur any indebtedness secured by or pledge or grant a lien, security interest or other encumbrance on, or (iii) create any derivative instrument whose value is based on, any equity interest, direct or indirect, of AT&T in LMC, Liberty Media Group LLC, or any Covered Entity; provided, however, that the foregoing shall not
                            --------  -------
apply to (A) any of the foregoing approved (x) by a Required Majority of the members of the Board of Directors of LMC or the applicable Covered Entity prior to the occurrence of a Triggering Event, or (y) by Liberty Management after the occurrence of a Triggering Event ((x) or (y), as applicable, a Liberty
                                                               -------
Approval) (but in either such case only to the extent the net proceeds of such
--------
Transfer, incurrence or creation are contributed to LMC or, following the occurrence of a Triggering Event, Liberty Media Group LLC), (B) any issuance or sale by AT&T of any of its own securities (other than (x) indebtedness secured by any equity interest, direct or indirect, of AT&T in LMC or Liberty Media Group LLC or any Covered Entity, (y) any security which is convertible into or exercisable or exchangeable for, or any derivative instrument whose value is based on, any equity interest, direct or indirect, of AT&T in LMC or Liberty Media Group LLC or any Covered Entity or (z) any issuance or sale of AT&T Liberty Tracking Shares (or any security convertible into or exercisable or exchangeable for, AT&T Liberty Tracking Shares) in which the proceeds of such issuance and sale are not contributed to the Liberty Media Group), or (C) any merger, consolidation, exchange of shares or other business combination transaction involving AT&T in which AT&T (or its successors) continues immediately following such transaction to hold the same interest in the business, assets and liabilities comprising the Liberty Media Group that it held immediately prior to such transaction (other than as a result of any action by LMC or any other Person included in the Liberty Media Group).

          (b) For so long as any AT&T Liberty Tracking Shares are outstanding, AT&T shall not, and shall cause each member of the Common Stock Group not to, intentionally take any action that AT&T knows would have the effect of deconsolidating LMC or any Covered Entity from the AT&T consolidated group for United States federal income tax purposes; provided, however, that the foregoing shall not apply to (i) a disposition of all or substantially all of the properties and assets of the Liberty Group pursuant to paragraph 5(b) of Part B of Article Third of the AT&T Charter Amendment, (ii) any redemption of the outstanding AT&T Liberty Tracking Shares pursuant to paragraph 5(a) of Part B of Article Third of the AT&T Charter Amendment, (iii) any deconsolidation of a Covered Entity which occurs as a result of the consummation of the transactions contemplated by the Contribution Agreement following the occurrence of a Triggering Event, or (iv) any such deconsolidation pursuant to a Covered Disposition approved by the holders of the AT&T Liberty Tracking Shares in accordance with paragraph 1(b)(ii) of Part B of Article Third of the AT&T Charter Amendment.

          (c) AT&T shall not create, authorize or issue any preferred stock of AT&T attributable to the Liberty Media Group without a Liberty Approval.

          (d) Neither AT&T nor any other member of the Common Stock Group shall intentionally acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of any shares of any class of capital stock of Flextech plc ("Flextech") or any of its subsidiaries
                                         --------
listed on a schedule to be provided to AT&T by LMC, which schedule shall be updated periodically by LMC, or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of Flextech or any of such subsidiaries; provided, however, that nothing herein shall prevent AT&T or any member of the Common Stock Group from acquiring less than 10 percent by vote and value of any company which is incorporated in a state of the United States which owns shares of Flextech. If AT&T or any member of the Common Stock Group inadvertently acquires, directly or indirectly, any beneficial ownership of any such shares or any rights or options to acquire such shares, AT&T or such member of the Common Stock Group shall divest such shares, rights or options within 30 days of such acquisition. At such time and to the extent that the covenant contained herein is no longer necessary to prevent adverse tax consequences, the covenant shall expire and LMC will so notify AT&T. Neither AT&T nor any member of the Common Stock Group has any beneficial ownership of any shares of any class of capital stock of Flextech or any of its subsidiaries or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of Flextech or any of its subsidiaries.

          SECTION 1.12.  Restricted Actions of the Liberty Media Group.  Neither
                         ---------------------------------------------
LMC nor any other member of the Liberty Media Group shall intentionally acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of any shares of any class of capital stock of British Telecommunications plc, a company organized under the laws of England and Wales ("BT") or any of its subsidiaries listed on a schedule
                            --
to be provided to LMC by AT&T, which schedule shall be updated periodically by AT&T, or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of BT or any of such subsidiaries; provided, however, that nothing herein shall prevent LMC or any member of the Liberty Media Group from acquiring (1) any interest in any subsidiary of BT which is incorporated in a state of the United States and is not the direct or indirect shareholder of any equity interest in Thistle BV and (2) less than 10 percent by vote and value of any company which is incorporated in a state of the United States which owns shares of BT. If LMC or any member of the Liberty Media Group inadvertently acquires, directly or indirectly, any beneficial ownership of any such shares or any rights or options to acquire such shares, LMC or such member of the Liberty Media Group shall divest such shares, rights or options within 30 days of such acquisition. At such time and to the extent that the covenant contained herein is no longer necessary to prevent adverse tax consequences, the covenant shall expire and AT&T will so notify LMC. Neither LMC nor any member of the Liberty Media Group has any beneficial ownership of any shares of any class of capital stock of BT or any of its subsidiaries or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of BT or any of its subsidiaries.

          SECTION 1.13  Telewest Communications plc.  Effective no later than
                        ---------------------------
the date of closing of the transactions contemplated by the Framework Agreement, dated as of October 23, 1998, by and among AT&T, VLT Corporation, British Telecommunications plc, BT (Netherlands) Holdings B.V., and Thistle B.V., a Besloten Vennotschap organized under the laws of the Netherlands, LMC agrees (i) to create a committee of the Board of Directors of LMC, in which the Class A Directors (as such term is defined in the Restated Certificate of Incorporation of LMC) will not participate; (ii) that the Board of Directors of LMC will delegate to such committee its authority to discuss and receive information and take all decisions regarding Telewest Communications plc, a public limited company incorporated in England and Wales (Telewest), or and of its Subsidiaries, (iii) that the Board of Directors of LMC will not participate in any discussions or decisions regarding Telewest or any of its Subsidiaries and
(iv) that the Class A Directors will not accept or receive any information regarding Telewest or any of its Subsidiaries.

          SECTION 1.14  GI Warrants.
                        -----------

          (a) For purposes of this Section 1.14, the following terms shall have the following meanings:

              (i)    Digital Terminals shall mean the Terminals, as defined in
                     -----------------
the Digital Terminal Purchase Agreement.

              (ii)   Digital Terminal Purchase Agreement shall mean the
                     -----------------------------------
Digital Terminal Purchase Agreement, dated as of December 16, 1997, by and between GI and NDTC.

               (iii)  GI shall mean General Instrument Corporation (formerly
                      --
known as NextLevel Systems, Inc.), or any successor thereto (by merger, consolidation, sale of all or substantially all of its assets or otherwise) or affiliate thereof.

               (iv)   GI Common Stock shall mean the common stock of GI.
                      ---------------

               (v)    GI Warrant Agreement shall mean the Warrant Issuance
                      --------------------
Agreement, dated as of December 16, 1997, by and between GI and NDTC.

               (vi)   NDTC shall mean National Digital Television Center, Inc.
                      ----
(or any successor thereto (by merger, consolidation, sale of all or substantially all of its assets or otherwise)) and any Approved Purchaser (as defined in the GI Warrant Agreement) for purposes of determining whether the obligations of NDTC to purchase the Threshold Numbers of Digital Terminals under the Digital Terminal Purchase Agreement and the GI Warrant Agreement have been satisfied.

               (vii)  Threshold Number shall mean the minimum number of Digital
                      ----------------
Terminals that must be purchased by NDTC by December 31st of each calendar year for the calendar years 1998, 1999 and 2000, as described in Schedule A to the GI Warrant Agreement.

               (viii) Terminated Warrant shall mean a Warrant that is the
                      ------------------
subject of a Warrant Termination.

               (ix)   Warrants shall mean the warrants, originally issued to
                      --------
NDTC pursuant to the GI Warrant Agreement and transferred and assigned to LMC pursuant to an Assignment and Assumption Agreement, dated as of March 9, 1999, to purchase up to 21,356,000 shares of GI Common Stock (subject to adjustments provided for in the GI Warrant Agreement).

               (b) (i) If any Warrant terminates prior to vesting or fails to vest solely because of the failure of the Common Stock Group to purchase the required amount of advanced set top boxes (a Warrant Termination), and the
                                             -------------------
Liberty Media Group so notifies AT&T in writing, and provides AT&T with documentation verifying such Warrant Termination (such notification and documentation, the Warrant Notice), the Common Stock Group shall pay to the Liberty Media Group an amount in cash equal to $8.25 per share of GI Common Stock that would have been issuable upon exercise of such Terminated Warrant had it vested and been exercised in full

(such dollar amount to be appropriately adjusted to reflect any adjustment in the number of shares so issuable) (a Warrant Compensation), such payment to be
                                     --------------------
made in immediately available funds no later than the 10th day following receipt by AT&T of the Warrant Notice. Nothing herein shall preclude the Common Stock Group from seeking legal recourse against GI in the event of a Warrant Termination; provided, however, that if the Common Stock Group receives any Alternate Consideration, the Liberty Media Group shall have the right, but not the obligation, to exchange all or a portion of any Warrant Compensation for all or an allocable portion of any Alternate Consideration received by any member of the Common Stock Group from GI that directly or indirectly relates to such Warrant Termination.

                    (ii) The Common Stock Group agrees to notify promptly the Liberty Media Group, pursuant to Section 4.1 hereof, of any communication received from GI by the Common Stock Group regarding a Warrant Termination or an assertion by GI that a Warrant Termination has occurred.

                    (iii) The Common Stock Group agrees that before any member of the Common Stock Group enters into any agreement, arrangement or understanding, whether verbal or written, with GI relating to the purchase of any Digital Terminal or like equipment or any other transaction contemplated by the Digital Terminal Purchase Agreement or the GI Warrant Agreement (other than the placement of purchase orders pursuant to the terms of the Digital Terminal Purchase Agreement in effect on the date hereof) which would be reasonably likely to have an adverse effect on the Warrants (including the vesting or exercisability thereof), the Common Stock Group will first notify the Liberty Media Group of the proposed terms of such agreement, arrangement or understanding by providing a copy thereof or, if such agreement is verbal, a summary of the terms thereof, to the Liberty Media Group, in each case pursuant to Section 4.1 hereof. Notwithstanding the foregoing, the Common Stock Group shall not agree to any amendment or modification to the Digital Terminal Purchase Agreement or the GI Warrant Agreement, or waive any rights thereunder (or enter into any agreement, arrangement or understanding relating to a Warrant Termination or the payment of any Alternate Consideration) without the prior written consent of LMC, which consent shall not be unreasonably withheld or delayed.

          SECTION 1.15.  AT&T Board of Directors.  As promptly as practicable
                         -----------------------
following the Effective Time, AT&T will expand the size of its Board of Directors by one and will appoint Dr. John C. Malone (or, in the event Dr. Malone is unable to serve, such other person as may be designated by LMC and reasonably satisfactory to AT&T) to the AT&T Board of Directors. From the Effective Time until the third anniversary thereof, AT&T will nominate Dr. Malone (or such other person) for reelection to the AT&T Board of Directors at each subsequent annual or special meeting of the stockholders of AT&T at which Dr. Malone's (or such other person's) term is to expire. Thereafter (and during such period to the extent Dr. Malone or such other person is unable to serve as a director), so long as any AT&T Liberty Tracking Shares remain outstanding, AT&T will nominate and recommend the election to the AT&T Board of Directors a person (who may be Dr. Malone) who, in the AT&T Board of Directors' reasonable judgment, by virtue of his or her background and experience, will understand and reflect issues of concern to the Liberty Media Group and the holders of AT&T Liberty Tracking Shares.

          SECTION 1.16.  Tax Law Change.  In the event of any Tax Law Change,
                         --------------
AT&T covenants and agrees that it will not thereafter issue or sell, or obligate itself to issue or sell, any additional AT&T Liberty Tracking Shares (including through the issuance of any additional Convertible Securities); provided that if such Tax Law Change is applicable to some but not all future issuances or sales of AT&T Liberty Tracking Shares, the covenants contained in this Section 1.16 shall not apply to issuances or sales to which the Tax Law Change does not apply. While a proposed Tax Law Change is pending, AT&T covenants and agrees it will not incur any new obligation to issue or sell any additional AT&T Liberty Tracking Shares (including through issuance of any additional Convertible Securities). If at the time of the Tax Law Change, AT&T or any member of the Common Stock Group has a pre-existing unsatisfied obligation (a "Tracking Stock
                                                                 --------------
Obligation") to issue AT&T Liberty Tracking Shares (including upon conversion,
----------
exercise or exchange of any Convertible Securities), LMC will have the right to direct that such Tracking Stock Obligation be satisfied through the payment in cash of the value of the shares that would otherwise have been issued or the delivery of AT&T Liberty Tracking Shares acquired by LMC or an agent thereof or in any other reasonable manner; provided that, if any such Tracking Stock Obligation is satisfied at LMC's direction other than by the delivery of AT&T Liberty Tracking Shares in accordance with the terms of such Tracking Stock Obligation, then if such Tracking Stock Obligation was outstanding at the time of the Merger or thereafter incurred prior to the Tax Law Change with a Liberty Approval, LMC shall be solely responsible for and shall indemnify and hold AT&T and its subsidiaries, and their respective directors and officers, harmless from and against any claims, actions, proceedings, losses or damages arising as a result of any claim by the obligee that such manner of payment constitutes a breach or nonperformance of such Tracking Stock Obligation. LMC shall have the right to direct the defense of any such claim with counsel of its choosing and shall be solely responsible for the payment of the legal and other expenses arising therefrom. AT&T further agrees to cooperate with all reasonable requests of LMC that are intended to mitigate the risks of triggering the recognition of income upon issuance of AT&T Liberty Tracking Shares or the amounts payable to obligees in lieu of issuances of AT&T Liberty Tracking Shares.

          In furtherance of LMC's rights pursuant to the foregoing, following the occurrence of a Tax Law Change, LMC shall have the right, at its expense, to direct AT&T or the applicable member of the Common Stock Group in the exercise of its rights under any contract, instrument or agreement containing the applicable Tracking Stock Obligation or pursuant to which the Tracking Stock Obligation was incurred, as such rights relate to the AT&T Liberty Tracking Shares. By way of example and not limitation, if at the time of a Tax Law Change any UA Notes remain outstanding, LMC shall be entitled, at its expense, to direct the exercise by AT&T or the applicable members of the Common Stock Group of its rights under the stock purchase agreement pursuant to which such notes were issued, as such rights relate to the AT&T Liberty Tracking Shares issuable upon conversion of such notes, including, without limitation, the right of first refusal on certain proposed sales of such AT&T Liberty Tracking Shares.

          If LMC exercises its right to direct that a Tracking Stock Obligation be satisfied in cash, then LMC shall pay AT&T an amount equal to the amount of such cash payment or, in the case of Stock Incentives for which the Common Stock Group is responsible under Section 1.4(a)(ii) hereof, the positive difference, if any, between (i) the amount of such cash payment and (ii) the amount that AT&T would have been obligated to pay LMC if such Tracking Stock Obligation had been satisfied in AT&T Liberty Tracking Shares. With respect to Stock Incentives for which the Common Stock Group is responsible, if LMC delivers AT&T Liberty Tracking Shares to the obligee in satisfaction of such Tracking Stock Obligation (or to AT&T or the applicable Common Stock Group member to deliver in satisfaction of such Tracking Stock Obligation), AT&T shall pay LMC the amounts that would have been payable to LMC pursuant to Section 1.4(a)(ii) in the event of the issuance of AT&T Liberty Tracking Shares on exercise or settlement of such Stock Incentives.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

          SECTION 2.1.  Representations and Warranties of AT&T. AT&T represents
                        --------------------------------------
and warrants to LMC that (a) AT&T is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by AT&T and the consummation by AT&T of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AT&T and no other corporate proceedings on the part of AT&T are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by AT&T and constitutes a valid and binding obligation of AT&T, and, assuming this Agreement constitutes a valid and binding obligation of LMC and each of the Covered Entities, is enforceable against AT&T and each member of the Common Stock Group in accordance with its terms, (d) neither the execution, delivery or performance of this Agreement by AT&T constitutes a breach or violation of or conflicts with the AT&T Charter or AT&T's By-Laws or any material agreement to which AT&T is a party, and (e) none of such material agreements would impair in any material respect the ability of AT&T to perform its obligations hereunder.

          SECTION 2.2.  Representations and Warranties of LMC.  LMC represents
                        -------------------------------------
and warrants to AT&T that: (a) (i) LMC is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by LMC and the consummation by LMC of the transactions contemplated hereby have been duly authorized by all necessary action on the part of LMC and no other proceedings on the part of LMC are necessary to authorize this Agreement or any of the transactions contemplated hereby, (iii) this Agreement has been duly executed and delivered by LMC and each Covered Entity and constitutes a valid and binding obligation of LMC and each Covered Entity, and, assuming this Agreement constitutes a valid and binding obligation of AT&T, is enforceable against LMC and each Covered Entity in accordance with its terms,

(iv) neither the execution, delivery or performance of this Agreement by LMC constitutes a breach or violation of or conflicts with its certificate of incorporation or by-laws or any material agreement to which LMC is a party, and
(v) none of such material agreements would impair in any material respect the ability of LMC to perform its obligations hereunder.

          (b) As of the date hereof and after giving effect to the Merger, the total indebtedness of the Liberty Media Group is not in excess of the Liberty Media Group Debt Limit.

                                  ARTICLE III

                                  DEFINITIONS

          SECTION 3.1.   Certain Defined Terms.  For purposes of this Agreement,
                         ---------------------
the following terms shall have the following meanings:

          (a)  "AT&T" shall have the meaning set forth in the preamble.
                -----

          (b)  "AT&T Charter" shall mean the Certificate of Incorporation of
                ------------
AT&T, as amended to the date hereof.

          (c)  "AT&T Charter Amendment" shall mean the proposed amendment to the
                ----------------------
AT&T Charter attached as Appendix B to TCI's proxy statement, dated as of January 8, 1999, providing for, among other things, the creation of the Liberty Media Group and the authorization of the AT&T Liberty Tracking Shares, which amendment is to become effective immediately prior to the Merger and the execution of this Agreement.

          (d)  "AT&T Liberty Tracking Shares" shall mean collectively, the
                ----------------------------
shares of Class A Liberty Media Group Common Stock, par value $1.00 per share, of AT&T and the shares of Class B Liberty Media Group Common Stock, par value $1.00 per share, of AT&T, in each case, having the rights, privileges and preferences as set forth in the AT&T Charter Amendment.

          (e)  "BT" shall have the meaning set forth in Section 1.12.
                --

          (f)  "Call Agreements" shall mean collectively the Call Agreements,
                ---------------
each dated as of February 9, 1998, between TCI, on the one hand, and certain stockholders of TCI, including John C. Malone, holding shares of Company Common Stock having more than one vote per share, on the other hand.

          (g)  "Capital Stock Committee" means the committee of the Board of
                -----------------------
Directors of AT&T established pursuant to the amendment to the bylaws of AT&T adopted pursuant to Section 7.16 of the Merger Agreement.

          (h)  "Common Stock Group" shall have the meaning ascribed to such term
                ------------------
in the AT&T Charter Amendment (including, for purposes of this Agreement for periods prior to the Merger, the TCI Group).

          (i)  "Contribution Agreement" means the Contribution Agreement, dated
                ----------------------
as of March 9, 1999, by and among LMC, Liberty Management, Liberty Media Group LLC and Liberty Ventures LLC, a Delaware limited liability company.

          (j)  "Convertible Securities" shall have the meaning set forth in
                ----------------------
Section 1.6(b).

          (k)  "Convertible Notes" shall have the meaning set forth in Section
                -----------------
1.9(c).

          (l)  "Covered Entities" shall have the meaning given to such term in
                ----------------
the AT&T Charter Amendment.

          (m)  "Credit Rating Agency" shall have the meaning set forth in
                --------------------
Section 1.3(b).

          (n)  "Flextech" shall have the meaning set forth in Section 1.11(d).
                --------

          (o)  "Group" shall mean either the Common Stock Group or the Liberty
                -----
Media Group.

          (p)  "Intercompany Agreements" shall have the meaning set forth in
                -----------------------
Section 1.1.

          (q)  "Letter Agreement" shall have the meaning set forth in Section
                ----------------
1.7(a).

          (r)  "Liability" shall mean any debt, loss, liability, claim, fine,
                ---------
royalty, deficiency, damage, obligation, restriction, limitation, payment, cost or expense, in each case, whether mature or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or known or unknown.

          (s)  "Liberty Approval" shall have the meaning set forth in Section
                ----------------
1.11(a).

          (t)  "Liberty Media Parties" shall have the meaning set forth in the
                ---------------------
preamble.

          (u)  "Liberty Co" shall have the meaning set forth in Section 1.9(c).
                ----------

          (v)  "Liberty Debt Incurrence" shall have the meaning set forth in
                -----------------------
Section 1.3(b).

          (w)  "Liberty Debt Notice" shall have the meaning set forth in Section
                -------------------
1.3(b).

          (x)  "Liberty Media Group" shall have the meaning ascribed to the term
                -------------------
Liberty Media Group in the AT&T Charter Amendment.

          (y)  "Liberty Media Group Debt Limit" shall have the meaning set forth
                ------------------------------
in Section 1.3(b).

          (z)  "Liberty Media Group LLC" shall mean Liberty Media Group LLC, a
                -----------------------
Delaware limited liability company.

          (aa) "Liberty Management" shall mean Liberty Media Management LLC, a
                ------------------
Delaware limited liability company.

          (bb) "Liberty Media Group Subsidiary" shall have the meaning ascribed
                ------------------------------
to such term in the AT&T Charter Amendment.

          (cc) "LMC" shall mean Liberty Media Corporation, a Delaware
                ---
corporation (provided that, unless the context otherwise requires, following the occurrence of a Triggering Event, each reference herein to LMC shall be deemed a reference to Liberty Media Group LLC).

          (dd) "LMC Charters" shall have the meaning set forth in Section
                ------------
1.9(a).

          (ee) "Merger" shall have the meaning set forth in the Recitals.
                ------

          (ff) "Merger Agreement" shall have the meaning set forth in the
                ----------------
Recitals.
          (gg) "Merger Sub" shall have the meaning set forth in the Recitals.
                ----------

          (hh) "Other Group Shares" shall mean (i) in the case of a Stock
                ------------------
Incentive held by an officer or employee of the Common Stock Group, the AT&T Liberty Tracking Shares, or (ii) in the case of a Stock Incentive held by an officer or employee of the Liberty Media Group, the Parent Common Shares.

          (ii) "Person" shall mean any individual, partnership, joint venture,
                ------
corporation, trust, unincorporated organization, government or department or agency of a government.

          (jj) "Qualifying Subsidiary" of a Person shall mean a Subsidiary of
                ---------------------
such Person in which such Person's ownership and voting interest is sufficient to satisfy the ownership and voting requirements of the Internal Revenue Code and the regulations thereunder (each as amended from time to time) for a distribution of such Person's interest in such Subsidiary to the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be tax free to such holders.

          (kk)  "Stockholders Agreement" shall mean the Stockholders Agreement,
                 ----------------------
dated as of February 9, 1998, by and among TCI, John C. Malone, and certain other stockholders of TCI.

          (ll)  "Stock Incentive" shall have the meaning set forth in Section
                 ---------------
1.4(a)(ii).

          (mm)  "Sub Charters" shall have the meaning set forth in Section
                 ------------
1.9(b).

          (nn)  "Subsidiary" shall have the meaning given to such term in the
                 ----------
AT&T Charter Amendment.

          (oo)  "Tax Law Change" means the enactment into Law of the applicable
                 --------------
revenue provisions of the President's Fiscal Year 2000 Budget proposal, as submitted to the Congress on February 21, 1999, or any similar proposal, that would result in the issuance of a tracking stock causing the issuer or any member of its consolidated group to recognize income on such issuance, unless such Law by its terms is inapplicable to future issuances of AT&T Liberty Tracking Shares.

          (pp)  "TCI" shall mean Tele-Communications, Inc., a Delaware
                 ---
corporation.

          (qq)  "TCI Preferred Stock" shall mean preferred stock, par value $.0l
                 -------------------
per share, of TCI.

          (rr)  "TCI Preferred Stock" shall mean the Cumulative Exchangeable
                 -------------------
Preferred Stock, Series A, of TCI Communications, Inc. a Delaware corporation and formerly a wholly owned subsidiary of TCI.

          (ss)  "TINTA" shall have the meaning set forth in Section 1.6(d).
                 -----

          (tt)  "Tracking Stock Obligation" shall have the meaning set forth in
                 -------------------------
Section 1.16.

          (uu)  "Transfer" shall mean, directly or indirectly, to sell, issue,
                 --------
transfer, dispose, assign, pledge, encumber, hypothecate or otherwise convey, either voluntarily or involuntarily (whether by merger, consolidation, sale or issuance or contribution of assets or stock, or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, disposition, assignment, pledge, encumbrance, hypothecation or other conveyance (whether by merger, consolidation, sale or issuance or contribution of assets or stock, or otherwise).

          (vv)  "Triggering Event" shall have the meaning ascribed to such term
                 ----------------
in the Contribution Agreement.

          SECTION 3.2  Other Definitional Provisions.  The language used in this
                       -----------------------------
Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words include, includes, and including shall be deemed to be followed by the phrase without limitation. The words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a day or number of days (without the explicit qualification of business) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.


                                  ARTICLE IV

                                 MISCELLANEOUS

          SECTION 4.1. Notices.  All notices, requests, demands or other
                       -------
communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or upon receipt after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

     If to AT&T or any member of the Common Stock Group:

          AT&T Corp.
          295 North Maple Avenue
          Basking Ridge, New Jersey 07920

          Attention:  Vice President-Law
                      and Corporate Secretary
          Facsimile:  (908) 221-6618

     with a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019
          Attention:  Richard D. Katcher, Esq.
                      Steven A. Rosenblum, Esq.
          Facsimile:  (212) 403-2000

     If to LMC or any member of the Liberty Media Group:

          Liberty Media Corporation
          8101 East Prentice Avenue, Suite 500
          Englewood, Colorado 80111
          Attention:  Charles Y. Tanabe, Esq.
          Facsimile:  (303) 721-5443

     with a copy to:

          Baker & Botts, L.L.P.
          599 Lexington Avenue
          New York, New York 10022
          Attention:  Elizabeth M. Markowski, Esq.
                      Frederick H. McGrath, Esq.
          Facsimile:  (212) 705-5125

or such address as such party shall have designated by notice so given to each other party.

          SECTION 4.2. Amendments; No Waivers.  (a)  This Agreement shall be
                       ----------------------
amended, changed, supplemented, waived or otherwise modified only by an instrument in writing signed by each of AT&T and LMC (and following a Triggering Event, Liberty Media Group LLC).

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 4.3. Successors and Assigns.  Neither this Agreement nor any
                       ----------------------
of the rights or obligations under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other party hereto; provided, however, that the assignment of its rights and obligations
        --------  -------
under this

Agreement by LMC to Liberty Media Group LLC in connection with the transactions contemplated by the Contribution Agreement shall not require the consent of AT&T. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 4.4. Governing Law; Consent to Jurisdiction. This Agreement
                       --------------------------------------
and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws. Each party hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or the Chancery Court of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non
                                                              ----- ---
conveniens or any other objection to venue therein); provided, however, that
----------                                           --------  -------
such consent to jurisdiction is solely for the purpose referred to in this
Section 4.4 and shall not be deemed to be a general submission to the jurisdiction of said courts or of the State of Delaware other than for such purpose. AT&T and LMC each hereby waive any right to a trial by jury in connection with any such action, suit or proceeding.

          SECTION 4.5. Counterparts; Effectiveness.  This Agreement may be
                       ---------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other party hereto.

          SECTION 4.6. Specific Performance.  Each of AT&T and LMC acknowledges
                       --------------------
and agrees that money damages are not an effective remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief.

          SECTION 4.7. Remedies Cumulative.  All rights, powers and remedies
                       -------------------
provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          SECTION 4.8.   Termination.  This Agreement shall remain in full force
                         -----------
and effect until such time as no outstanding shares of AT&T Liberty Tracking Shares are outstanding, at which time this Agreement shall terminate and upon termination, no party shall have any liability or further obligation to the other under this Agreement except that the provisions of Sections 1.4 and this
Section 4.8 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

          SECTION 4.9.   Severability.  In case any provision in this Agreement
                         ------------
shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

          SECTION 4.10.  Cooperation.  (a)  Each of AT&T and LMC covenants and
                         -----------
agrees with the other to use its reasonable best efforts to cause each member of the Common Stock Group and each member of the Liberty Media Group, respectively, to fulfill each of its respective obligations under this Agreement.

          (b) Each of AT&T and LMC covenants and agrees with the other to use its reasonable best efforts to cause each member of the Common Stock Group and each member of the Liberty Media Group, respectively, to cooperate with the other Group with respect to all common functions, including without limitation, tax and financial reporting.

          SECTION 4.11.  Entire Agreement. Except as otherwise provided herein,
                         ----------------
this Agreement (together with the Merger Agreement, the Intercompany Agreements and each of the other agreements contemplated by the Merger Agreement or the Intercompany Agreements) embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement (or the Merger

Agreement, the Intercompany Agreements or each of the other agreements contemplated by the Merger Agreement or the Intercompany Agreements) and any writings expressly required hereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                         AT&T CORP.



                         By: /s/ Marilyn J. Wasser
                             ----------------------------------------------
                             Name:  Marilyn J. Wasser
                             Title: Vice President - Law and Secretary


                         LIBERTY MEDIA CORPORATION



                         By: /s/ Charles Y. Tanabe
                             ----------------------------------------------
                             Name:  Charles Y. Tanabe
                             Title: Senior Vice President

                         LIBERTY MEDIA GROUP LLC



                         By: /s/ Charles Y. Tanabe
                             ----------------------------------------------
                             Name:  Charles Y. Tanabe
                             Title: Vice President

                         Each of the following Covered Entities hereby executes this Agreement as a member of the Liberty Media Group to become a party to this Agreement for so long as it remains a Covered Entity under the applicable provisions of the AT&T Charter Amendment:


                         TCI WIRELESS HOLDINGS, INC.



                         By: /s/ Charles Y. Tanabe
                             -----------------------------------------------
                             Name:  Charles Y. Tanabe
                             Title: Senior Vice President

                         TCIP, INC.



                         By: /s/ Charles Y. Tanabe
                             -----------------------------------------------
                             Name:  Charles Y. Tanabe
                             Title: Senior Vice President


                         SILVER SPUR LAND AND CATTLE CO.



                         By: /s/ Charles Y. Tanabe
                             -----------------------------------------------
                             Name:  Charles Y. Tanabe
                             Title: Senior Vice President


                         TCI INTERACTIVE, INC.



                         By: /s/ Charles Y. Tanabe
                             -----------------------------------------------
                             Name:  Charles Y. Tanabe
                             Title: Senior Vice President